Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Employee Stock Purchase Plan and 2019 Equity Incentive Plan of Cyclerion Therapeutics, Inc. of our reports dated March 4, 2019, with respect to the combined financial statements of Cyclerion Therapeutics, Inc.  included in its Annual Report (Form 10) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 29, 2019